UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

Form 10 /A

Amendment No. 1

General Form for Registration of Securities

Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

ANDES 9 Inc.
(Exact name of registrant as specified in its charter)

Delaware	47-4706471

(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

c/o Richard Chiang
16192 Coastal Highway Lewes, DE	19958

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 713-6957

Send all correspondence to:

Richard Chiang
460 Brannan Street Suite 78064
San Francisco, CA 94107
Telephone/Facsimile: (415) 713-6957
Email: rchiang8@gmail.com

Securities to be registered under Section 12(b) of the Act: None

Securities to be registered under Section 12(g) of the Exchange Act:

1

Title of each class to be so registered	Name of Exchange on which each class is to be registered

Common Stock, $.0001	N/A

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

We are filing this General Form for Registration of Securities on Form 10 to register our common stock, par value $0.0001 per share (the “Common Stock”), pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Once this registration statement is deemed effective, we will be subject to the requirements of Regulation 13A under the Exchange Act, which will require us to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, and we will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act.

Unless otherwise noted, references in this registration statement to “ANDES 9 Inc.,” the “Company,” “we,” “our” or “us” means ANDES 9 Inc.

FORWARD LOOKING STATEMENTS

There are statements in this registration statement that are not historical facts. These “forward-looking statements” can be identified by use of terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions. You should be aware that these forward-looking statements are subject to risks and uncertainties that are beyond our control. For a discussion of these risks, you should read this entire Registration Statement carefully, especially the risks discussed under “Risk Factors.” Although management believes that the assumptions underlying the forward looking statements included in this Registration Statement are reasonable, they do not guarantee our future performance, and actual results could differ from those contemplated by these forward looking statements. The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements. In the light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained in this Registration Statement will in fact transpire. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. We do not undertake any obligation to update or revise any forward-looking statements.

2

Item 1.   Description of Business

(a) Business Development

ANDES 9 Inc. was incorporated in the State of Delaware on July 27, 2015. Since inception, the Company has been in the developmental stage and has conducted virtually no business operations, other than organizational activities and preparation of this registration statement on Form 10 (the “Registration Statement”). The Company has no full-time employees and owns no real estate or personal property. The Company was formed as a vehicle to pursue a business combination and has made no efforts to identify a possible business combination. As a result, the Company has not conducted negotiations or entered into a letter of intent concerning any target business. The business purpose of the Company is to seek the acquisition of or merger with, an existing company. The Company selected December 31 as its fiscal year end.

(b) Business of Issuer

The Company, based on proposed business activities, is a “blank check” company. The U.S. Securities and Exchange Commission defines those companies as “any development stage company that is issuing a penny stock, within the meaning of Section 3 (a)(51) of the Exchange Act of 1934, as amended, (the “Exchange Act”) and that has no specific business plan or purpose, or has indicated that its business plan is to merge with an unidentified company or companies.” Under Rule 12b-2 of the Exchange Act, the Company also qualifies as a “shell company,” because it has no or nominal assets (other than cash) and no or nominal operations. Many states have enacted statutes, rules and regulations limiting the sale of securities of “blank check” companies in their respective jurisdictions. Management does not intend to undertake any efforts to cause a market to develop in our securities, either debt or equity, until we have successfully concluded a business combination. The Company intends to comply with the periodic reporting requirements of the Exchange Act for so long as we are subject to those requirements.

The Company was organized to provide a method for a foreign or domestic private company to become a reporting company whose securities are qualified for trading in the United States secondary market such as the New York Stock Exchange (NYSE), NASDAQ, NYSE Amex Equities, formerly known as the American Stock Exchange (AMEX), and the OTC Bulletin Board (Over-the-Counter Bulletin Board), and, as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held corporation. The Company’s principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings. The Company will not restrict its potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business. There is no assurance that following an acquisition we will be eligible to trade on a national securities exchange, or be quoted on the Over-the-Counter Bulletin Board.

We intend to either retain an equity interest in any private company we engage in a business combination or we may receive cash and/or a combination of cash and common stock from any private company we complete a business combination with. Our desire is that the value of such consideration paid to us would be beneficial economically to our shareholders though there is no assurance of that happening.

(c) Perceived Benefits

There are certain perceived benefits to being a reporting company with a class of publicly-traded securities. These are commonly thought to include the following:

3

•	the ability to use registered securities to make acquisitions of assets or businesses;

•	increased visibility in the financial community;

•	the facilitation of borrowing from financial institutions;

•	improved trading efficiency;

•	shareholder liquidity;

•	greater ease in subsequently raising capital;

•	compensation of key employees through stock options for which there may be a market valuation;

•	enhanced corporate image; and

•	a presence in the United States capital market.

(d) Potential Target Companies

A business entity, if any, which may be interested in a business combination with the Company, may include the following:

•	a company for which a primary purpose of becoming public is the use of its securities for the acquisition of assets or businesses;

•	a company which is unable to find an underwriter of its securities or is unable to find an underwriter of securities on terms acceptable to it;

•	a company which wishes to become public with less dilution of its common stock than would occur upon an underwriting;

•	a company which believes that it will be able to obtain investment capital on more favorable terms after it has become public;

•	a foreign company which may wish an initial entry into the United States securities market;

•	a special situation company, such as a company seeking a public market to satisfy redemption requirements under a qualified Employee Stock Option Plan; and

•	a company seeking one or more of the other perceived benefits of becoming a public company.

4

The analysis of new business opportunities will be undertaken by or under the supervision of the sole officer and director of the Company. The Company has unrestricted flexibility in seeking, analyzing and participating in potential business opportunities. In its efforts to analyze potential acquisition targets, the Company will consider the following kinds of factors:

•	Potential for growth, indicated by new technology, anticipated market expansion or new products;

•	Competitive position as compared to other firms of similar size and experience within the industry segment as well as within the industry as a whole;

•	Strength and diversity of management, either in place or scheduled for recruitment;

•	Capital requirements and anticipated availability of required funds, to be provided by the Company or from operations, through the sale of additional securities, through joint ventures or similar arrangements or from other sources;

•	The cost of participation by the Company as compared to the perceived tangible and intangible values and potentials;

•	The extent to which the business opportunity can be advanced;

•	The accessibility of required management expertise, personnel, raw materials, services, professional assistance and other required items.

In applying the foregoing criteria, no one of which will be controlling, management will attempt to analyze all factors and circumstances and make a determination based upon reasonable investigative measures and available data. Additionally, management will investigate an entity to engage a potential acquisition through reviewing available financial statements, interviewing a potential acquisition’s primary vendors and customers as well as financial advisors.

 Potentially available business opportunities may occur in many different industries, and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex. Due to the Company’s limited capital available for investigation, the Company may not discover or adequately evaluate adverse facts about the opportunity to be acquired.

Any private company could seek to become public by filing their own registration statement with the Securities and Exchange Commission and avoid compensating us in any manner and therefore there may be no perceived benefit to any private company seeking a business combination with us as we are obligated under SEC Rules to file a Form 8-K with the SEC within four (4) days of completing a business combination which would include information required by Form 10 on the private company. It is possible that, prior to the Company successfully consummating a business combination with an unaffiliated entity, that entity may desire to employ or retain one or a number of members of our management for the purposes of providing services to the surviving entity. However, the offer of any post-transaction employment to members of management will not be a consideration in our decision whether to undertake any proposed transaction. As a result we may not be able to complete a business combination.

No assurances can be given that the Company will be able to enter into a business combination, as to the terms of a business combination, or as to the nature of the target company.

5

(e) Form of Acquisition

The manner in which the Company participates in an opportunity will depend upon the nature of the opportunity, the respective needs and desires of the Company, such as the need to become a public company in order to use its security to acquire assets or a business, provide stock to retain key employees as incentive, and the desire to become public due to these perceived benefits, and the promoters of the opportunity, and the relative negotiating strength of the Company and such promoters.

It is likely that the Company will acquire its participation in a business opportunity through the issuance of common stock or other securities of the Company. Although the terms of any such transaction cannot be predicted, it should be noted that in certain circumstances the criteria for determining whether or not an acquisition is a so-called “tax free” reorganization under Section 368(a)(1) of the Internal Revenue Code of 1986, as amended depends upon whether the owners of the acquired business own 80% or more of the voting stock of the surviving entity. If a transaction were structured to take advantage of these provisions rather than other “tax free” provisions provided under the Code, all prior stockholders would in such circumstances retain 20% or less of the total issued and outstanding shares. Under other circumstances, depending upon the relative negotiating strength of the parties, prior stockholders may retain substantially less than 20% of the total issued and outstanding shares of the surviving entity. This could result in substantial additional dilution to the equity of those who were stockholders of the Company prior to such reorganization.

The present stockholder of the Company will likely not have control of a majority of the voting shares of the Company following a reorganization transaction. As part of such a transaction, all or a majority of the Company’s director may resign and new directors may be appointed without any vote by stockholders.

In the case of an acquisition, the transaction may be accomplished upon the determination of management with a vote or approval by our stockholder. In the case of a statutory merger or consolidation directly involving the Company, it will likely be necessary to call a stockholders’ meeting and obtain the approval of the holder of a majority of the outstanding securities. The necessity to obtain such stockholder approval may result in delay and additional expense in the consummation of any proposed transaction and will also give rise to certain appraisal rights to dissenting stockholders.

The analysis of new business opportunities will be undertaken by or under the supervision of Richard Chiang, the Company's sole officer and director. As the Company has no capital, the Company is largely dependent on Mr. Chiang in providing the Company with the necessary funds to implement its business plan, which Mr. Chiang has agreed to provide until the Company completes a business combination. No discussions regarding the possibility of a business combination will occur until after the effective date of this registration statement. Mr. Chiang will devote (25) twenty five hours per week of his time to our operations, and, accordingly, consummation of a business combination may require a greater period of time than if he devoted his full time to our affairs. Mr. Chiang will seek to locate a target company for the Company through solicitation. Such solicitation may include, but is not limited to; newspaper or magazine advertisements, mailings and other distributions to accounting firms, law firms, investment bankers, financial advisors, venture capitalists, private equity firms, and similar persons, the use of one or more web sites and/or similar methods. We also expect that many prospective Target Businesses will be brought to our sole officer and director’s attention from various other non-affiliated sources, including securities broker-dealers, investment bankers, venture capitalists, bankers, and other members of the financial community and others who may present unsolicited proposals. The Company has no plans, understanding, agreements, or commitments with any individual for such person to act as a finder of opportunities to the Company. The Company can give no assurances that it will be successful in finding or acquiring a desirable business opportunity, given the limited funds that are expected to be available to the Company for implementation of its business plan. Furthermore, the Company can give no assurances that any acquisition, if it occurs, will be on terms that are favorable to the Company or its current stockholders.

It is anticipated that the investigation of specific business opportunities and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial cost for accountants, attorneys and others. If a decision is made not to participate in a specific business opportunity, the costs theretofore incurred in the related investigation would not be recoverable. Furthermore, even if an agreement is reached for the participation in a specific business opportunity, the failure to consummate that transaction may result in the loss to the Company of the related costs incurred.

6

All such costs for the next twelve (12) months and beyond will be paid with money contributed by Richard Chiang, our sole director, officer and stockholder, or another source. Mr. Chiang’s employer, Tech Associates Inc. has agreed to pay the company’s expenses should funds contributed by Mr. Chiang be insufficient. Mr. Chiang's agreement to contribute resources to the company is limited as his resources allow. The agreement with Tech Associates Inc. to provide resources to the company contemplates a loan to be issued in certain circumstances, as opposed to a contribution upon demand. These funds provided by both parties are limited to expenses to maintain reporting obligations and investigation, analyzing and consummation of an acquisition pursuant to exhibits 99.1 and 99.2 as filed as exhibits to the Company’s Form 10-12G filed on August 7, 2015.

 We presently have no employees apart from our management. Our officer and sole director Richard Chiang, is engaged in outside business activities and anticipates he will devote to our business limited time until the acquisition of a successful business opportunity has been identified. We expect no significant changes in the number of our employees other than such changes, if any, incident to a business combination.

We are voluntarily filing this Registration Statement with the U.S. Securities and Exchange Commission and we are under no obligation to do so under the Securities Exchange Act of 1934.

PERIODIC REPORTING AND AUDITED FINANCIAL STATEMENTS; DISCLOSURE OF BUSINESS COMBINATION

Upon the effective date of this Registration Statement, the Company's class of common stock will be registered under the Exchange Act and it will have reporting obligations, including the requirement that it files annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, the Company's annual reports will contain financial statements audited and reported on by its independent registered public accountants.

The Company will not acquire a Target Business if audited financial statements based on United States generally accepted accounting principles cannot be obtained for the Target Business. The Company cannot assure you that any particular Target Business identified by the Company as a potential acquisition candidate will have financial statements prepared in accordance with United States generally accepted accounting principles or that the potential Target Business will be able to prepare its financial statements in accordance with United States generally accepted accounting principles. To the extent that this requirement cannot be met, the Company may not be able to acquire the proposed Target Business. While this may limit the pool of potential acquisition candidates, the Company does not believe that this limitation will be material.

Upon the consummation of a Business Combination, the Company will file with the Securities and Exchange Commission a current report on Form 8-K to disclose the Business Combination, the terms of the transaction and a description of the business and management of the Target Business, among other things, and will include audited consolidated financial statements of the Company giving effect to the Business Combination. Holders of the Company's securities will be able to access the Form 8-K and other filings made by the Company on the EDGAR Company Search page of the Securities and Exchange Commission's Web site, the address for which is www.sec.gov. The public may read and copy any materials the Company files with the SEC at the SEC's Public Reference Room at Room 1518, 100 F. Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

Emerging Growth Company

We are an emerging growth company under the JOBS Act. We shall continue to be deemed an emerging growth company until the earliest of:

•	(a) the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

7

•	(b) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective IPO registration statement;

•	(c) the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

•	(d) the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.’

As an emerging growth company we are exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures. Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company we are also exempt from Section 14A (a) and (b) of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the Jobs Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

Item 1A. Risk Factors.

Opt-in right for emerging growth company

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the Jobs Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

Our business is difficult to evaluate because we have no operating history.

As the Company has no operating history or revenue and only minimal assets, there is a risk that we will be unable to continue as a going concern and consummate a business combination. The Company has had no recent operating history nor any revenues or earnings from operations since inception. We have no significant assets or financial resources. With our limited resources, we are faced with significant administrative costs of being a reporting company, additionally, our accountant’s report has raised substantial doubt about our ability to continue as a going concern. We will, in all likelihood, sustain operating expenses without corresponding revenues, at least until the consummation of a business combination. This may result in our incurring a net operating loss that will increase continuously until we can consummate a business combination with a profitable business opportunity. Our President, Chief Executive Officer, Secretary, Treasurer and Director, Richard Chiang has resources committed to funding our operations; we anticipate that we can continue as a going concern without obtaining additional working capital for five years. We cannot assure you that we can identify a suitable business opportunity and consummate a business combination.

There is competition for those private companies suitable for a merger transaction of the type contemplated by our management.

8

The Company is in a highly competitive market for a small number of business opportunities which could reduce the likelihood of consummating a successful business combination. We are and will continue to be an insignificant participant in the business of seeking mergers with, joint ventures with and acquisitions of small private and public entities. A large number of established and well-financed entities, including small public companies and venture capital firms, are active in mergers and acquisitions of companies that may be desirable target candidates for us. Nearly all these entities have significantly greater financial resources, technical expertise and managerial capabilities than we do; consequently, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. These competitive factors may reduce the likelihood of our identifying and consummating a successful business combination.

Future success is highly dependent on the ability of our management to locate and attract a suitable acquisition.

The nature of our operations is highly speculative and there is a consequent risk of loss of your investment. The success of our plan of operation will depend to a great extent on the operations, financial condition and management of the identified business opportunity. While management intends to seek business combination(s) with entities having established operating histories, we cannot assure you that we will be successful in locating candidates meeting that criterion. In the event we complete a business combination, the success of our operations may be dependent upon management of the successor firm or venture partner firm and numerous other factors beyond our control.

Control by management

As of the date of this registration statement, the management of the Company owns 100% of the Company’s outstanding shares. Future investors will own a minority percentage of the Company’s Common Stock will have voting rights even if they will not control the votes of the board of directors or stockholders.

Our principal stockholder may engage in a transaction to cause the company to repurchase their shares of common stock

In order to provide an interest in the Company to a third party, our stockholder may choose to cause the Company to sell Company securities to third parties, with the proceeds of such sale being utilized by the Company to repurchase shares of common stock held by the stockholder. As a result of such transaction, our management, principal stockholder and Board of Director may change.

The Company has no existing agreement for a business combination or other transaction.

We have no arrangement, agreement or understanding with respect to engaging in a merger with, joint venture with or acquisition of, a private or public entity. No assurances can be given that we will successfully identify and evaluate suitable business opportunities or that we will conclude a business combination. Management has not identified any particular industry or specific business within an industry for evaluation, or parameters for a potential business combination, and shareholders may be exposed to unknown risks following a merger if the merger partner is a development stage company or financially unstable. We cannot guarantee that we will be able to negotiate a business combination on favorable terms, and there is consequently a risk that funds allocated to the purchase of our shares will not be invested in a company with active business operations.

Management intends to devote only a limited amount of time to seeking a target company which may adversely impact our ability to identify a suitable acquisition candidate.

While seeking a business combination, management anticipates devoting no more than (25) twenty five hours per week to the Company’s affairs in total. Our officer has not entered into a written employment agreement with us and is not expected to do so in the foreseeable future. This limited commitment may adversely impact our ability to identify and consummate a successful business combination. Additionally, Mr. Chiang has intentions of organizing additional blank-check companies in the future which may further compete with time allocated with the Company.

9

Management has other business activities which may compete with time commitments and potential business opportunities allocated toward the Company.

Our President, Chief Executive Officer, Secretary, Treasurer and Director, Richard Chiang is involved in other business activities and may, in the future, become involved in other business opportunities that become available. Mr. Chiang’s other business activities may compete with time commitments allocated toward the Company. A potential conflict may arise if Mr. Chiang’s other business activities coincide with an event of the Company. Mr. Chiang may face a conflict in selecting between the Company and his other business interests. There can be no assurances made that in the event Mr. Chiang’s other business activities or opportunities come into conflict that it will not diminish, or impact his role with the Company which would result in a loss of opportunity for the Company. The Company has not formulated a policy for the resolution of such conflicts. Mr. Chiang has intentions of organizing additional blank-check companies in the future. No specific time or date has been established, however.

The time and cost of preparing a private company to become a public reporting company may preclude us from entering into a merger or acquisition with the most attractive private companies.

Target companies that fail to comply with SEC reporting requirements may delay or preclude acquisition. Sections 13 and 15(d) of the Exchange Act require reporting companies to provide certain information about significant acquisitions, including certified financial statements for the company acquired, covering one, two, or three years, depending on the relative size of the acquisition. The time and additional costs that may be incurred by some target entities to prepare these statements may significantly delay or essentially preclude consummation of an acquisition. Otherwise suitable acquisition prospects that do not have or are unable to obtain the required audited statements may be inappropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable.

The Company may be subject to further government regulation which would adversely affect our operations.

Although we will be subject to the reporting requirements under the Exchange Act, management believes we will not be subject to regulation under the Investment Company Act of 1940, as amended since we will not be engaged in the business of investing or trading in securities. If we engage in business combinations which result in our holding passive investment interests in a number of entities, we could be subject to regulation under the Investment Company Act. If so, we would be required to register as an investment company and could be expected to incur significant registration and compliance costs. We have obtained no formal determination from the SEC as to our status under the Investment Company Act and, consequently, violation of the Investment Company Act could subject us to material adverse consequences.

Any potential acquisition or merger with a foreign company may subject us to additional risks.

 If we enter into a business combination with a foreign concern, we will be subject to risks inherent in business operations outside of the United States. These risks include, for example, currency fluctuations, regulatory problems, punitive tariffs, unstable local tax policies, trade embargoes, risks related to shipment of raw materials and finished goods across national borders and cultural and language differences. Foreign economies may differ favorably or unfavorably from the United States economy in growth of gross national product, rate of inflation, market development, rate of savings, and capital investment, resource self-sufficiency and balance of payments positions, and in other respects.

Our stockholders may have a minority interest in the Company following a business combination.

If we enter into a business combination with a company with a value in excess of the value of our Company, and issue shares of our Common Stock to the stockholders of such company as consideration for merging with us, our stockholders will likely own less than 50% of the Company after the business combination. The stockholders of the acquired company would therefore be able to control the election of our board of directors and control our Company.

10

There is currently no trading market for our common stock, and liquidity of shares of our common stock is limited.

All of the presently outstanding shares of common stock (10,000,000) are “restricted securities” as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. The SEC has adopted final rules amending Rule 144 which became effective on February 15, 2008. These final rules may be found at: www.sec.gov/rules/final/2007/33-8869.pdf. Pursuant to the new Rule 144, one year must elapse from the time a “shell company”, as defined in Rule 405, ceases to be “shell company” and files Form 10 information with the SEC, before a restricted shareholder can resell their holdings in reliance on Rule 144. Form 10 information is equivalent to information that a company would be required to file if it were registering a class of securities on Form 10 under the Securities and Exchange Act of 1934 (the “Exchange Act”). Under the amended Rule 144, restricted or unrestricted securities, that were initially issued by a reporting or non-reporting shell company or an Issuer that has at anytime previously a reporting or non-reporting shell company as defined in Rule 405, can only be resold in reliance on Rule 144 if the following conditions are met: (1) the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company; (2) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (3) the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the Issuer was required to file such reports and materials), other than Form 8-K reports and (4) at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

Our stock is not listed on an exchange or quoted on an OTC market, it is not anticipated that this will occur prior to the completion of an acquisition of a private company, and there is no guarantee that this will ever occur. At the present time, the Company is classified as a “shell company” as defined in Rule 12b-2 of the Securities and Exchange Act of 1934. As such, all restricted securities presently held by the founders of the Company may not be resold in reliance on Rule 144 until: (1) the Company files Form 10 information with the SEC when it ceases to be a “shell company”; (2) the Company has filed all reports as required by Section 13 and 15(d) of the Securities Act for twelve consecutive months; and (3) one year has elapsed from the time the Company files the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

There can be no assurance that we will ever meet these conditions and any purchases of our shares are subject to these restrictions on resale. A purchase of our shares may never be available for resale as we cannot be assured we will ever lose our shell company status.

Risks of ownership of “Penny Stocks” under SEC regulations

Penny stocks have less visibility and transparency than higher priced securities. Companies that are quoted as penny stocks have risks that are inherently greater than securities that are higher priced due to such factors as less disclosure, lower investor interest and uncertain financial conditions of the issuer. The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities may be covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and accredited investors. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and other quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statement showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure and suitability requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our stock.

11

There are issues impacting liquidity of our securities with respect to the SEC’s review of a future resale registration statement.

Since our shares of common stock issued prior to a business combination or reverse merger cannot currently, nor will they for a considerable period of time after we complete a business combination, be available to be offered, sold, pledged or otherwise transferred without being registered pursuant to the Securities Act, we will likely file a resale registration statement on Form S-1, or some other available form, to register for resale such shares of common stock. We cannot control this future registration process in all respects as some matters are outside our control. Even if we are successful in causing the effectiveness of the resale registration statement, there can be no assurances that the occurrence of subsequent events may not preclude our ability to maintain the effectiveness of the registration statement. Any of the foregoing items could have adverse effects on the liquidity of our shares of common stock.

In addition, the SEC has recently disclosed that it has developed internal informal guidelines concerning the use of a resale registration statement to register the securities issued to certain investors in private investment in public equity (PIPE) transactions, where the issuer has a market capitalization of less than $75 million and, in general, does not qualify to file a Registration Statement on Form S-3 to register its securities. The SEC has taken the position that these smaller issuers may not be able to rely on Rule 415 under the Securities Act (“Rule 415”), which generally permits the offer and sale of securities on a continued or delayed basis over a period of time, but instead would require that the issuer offer and sell such securities in a direct or "primary" public offering, at a fixed price, if the facts and circumstances are such that the SEC believes the investors seeking to have their shares registered are underwriters and/or affiliates of the issuer. Staff members also have indicated that an issuer in most cases will have to wait until the later of six months after effectiveness of the first registration or such time as substantially all securities registered in the first registration are sold before filing a subsequent registration on behalf of the same investors. Since, following a reverse merger or business combination, we may have little or no tradable shares of common stock, it is unclear as to how many, if any, shares of common stock the SEC will permit us to register for resale. The SEC may require as a condition to the declaration of effectiveness of a resale registration statement that we reduce or “cut back” the number of shares of common stock to be registered in such registration statement. The result of the foregoing is that a stockholder’s liquidity in our common stock may be adversely affected in the event the SEC requires a cut back of the securities as a condition to allow the Company to rely on Rule 415 with respect to a resale registration statement, or, if the SEC requires us to file a primary registration statement.

We have never paid dividends on our common stock.

We have never paid dividends on our Common Stock and do not presently intend to pay any dividends in the foreseeable future. We anticipate that any funds available for payment of dividends will be re-invested into the Company to further its business strategy.

The Company may be subject to certain tax consequences in our business, which may increase our cost of doing business.

We may not be able to structure our acquisition to result in tax-free treatment for the companies or their stockholders, which could deter third parties from entering into certain business combinations with us or result in being taxed on consideration received in a transaction. Currently, a transaction may be structured so as to result in tax-free treatment to both companies, as prescribed by various federal and state tax provisions. We intend to structure any business combination so as to minimize the federal and state tax consequences to both us and the target entity; however, we cannot guarantee that the business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes that may have an adverse effect on both parties to the transaction.

12

Our business will have no revenues unless and until we merge with or acquire an operating business.

We are a development stage company and have had no revenues from operations. We may not realize any revenues unless and until we successfully merge with or acquire an operating business.

The Company intends to issue more shares in a merger or acquisition, which will result in substantial dilution to existing shareholders.

Our Certificate of Incorporation authorizes the issuance of a maximum of 100,000,000 shares of common stock and a maximum of 5,000,000 shares of preferred stock. Any merger or acquisition effected by us may result in the issuance of additional securities without stockholder approval and may result in substantial dilution in the percentage of our common stock held by our then existing stockholders. Moreover, the common stock issued in any such merger or acquisition transaction may be valued on an arbitrary or non-arm’s-length basis by our management, resulting in an additional reduction in the percentage of common stock held by our then existing stockholders. Our board of director (the “Board of Directors”) has the power to issue any or all of such authorized but unissued shares without stockholder approval. To the extent that additional shares of common stock or preferred stock are issued in connection with a business combination or otherwise, dilution to the interests of our stockholders will occur and the rights of the holders of common stock might be materially and adversely affected.

The Company has conducted no market research or identification of business opportunities, which may affect our ability to identify a business to merge with or acquire.

The Company has neither conducted nor have others made available to us results of market research concerning prospective business opportunities. Therefore, we have no assurances that market demand exists for a merger or acquisition as contemplated by us. Our management has not identified any specific business combination or other transactions for formal evaluation by us, such that it may be expected that any such target business or transaction will present such a level of risk that conventional private or public offerings of securities or conventional bank financing will not be available. There is no assurance that we will be able to acquire a business opportunity on terms favorable to us. Decisions as to which business opportunity to participate in will be unilaterally made by our management, which may act without the consent, vote or approval of our stockholders.

Because we may seek to complete a business combination through a “reverse merger,” following such a transaction we may not be able to attract the attention of major brokerage firms.

Additional risks may exist since we will assist a privately held business to become public through a “reverse merger.” Securities analysts of major brokerage firms may not provide coverage of our Company since there is no incentive to brokerage firms to recommend the purchase of our common stock. No assurance can be given that brokerage firms will want to conduct any secondary offerings on behalf of our post-merger company in the future.

We cannot assure you that following a business combination with an operating business, our common stock will be listed on NASDAQ or any other securities exchange.

Following a business combination, we may seek the listing of our common stock on NASDAQ or the NYSE Amex Equities. However, we cannot assure you that following such a transaction, we will be able to meet the initial listing standards of either of those or any other stock exchange, or that we will be able to maintain a listing of our common stock on either of those or any other stock exchange. After completing a business combination, until our common stock is listed on the NASDAQ or another stock exchange, we expect that our common stock would be eligible to trade on the OTC Bulletin Board, another over-the-counter quotation system, or on the “pink sheets,” where our stockholders may find it more difficult to dispose of shares or obtain accurate quotations as to the market value of our common stock. In addition, we would be subject to an SEC rule that, if it failed to meet the criteria set forth in such rule, imposes various practice requirements on broker-dealers who sell securities governed by the rule to persons other than established customers and accredited investors. Consequently, such rule may deter broker-dealers from recommending or selling our common stock, which may further affect its liquidity. This would also make it more difficult for us to raise additional capital following a business combination.

13

Our Certificate of Incorporation authorizes the issuance of preferred stock.

Our Certificate of Incorporation authorizes the issuance of up to 5,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by its Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of the common stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although we have no present intention to issue any shares of its authorized preferred stock, there can be no assurance that the Company will not do so in the future.

We will be deemed a blank check company under Rule 419 of the Securities Act of 1933. In any subsequent offerings, we will have to comply with Rule 419.

If we publicly offer any securities as a condition to the closing of any acquisition or business combination while we are a blank check or shell company, we will have to fully comply with SEC Rule 419 and deposit all funds in escrow pending advice about the proposed transaction to our stockholders fully disclosing all information required by Regulation 14 of the SEC and seeking the vote and agreement of investment of those stockholders to whom such securities were offered; if no response is received from these stockholders within 45 days thereafter or if any stockholder elects not to invest following our advice about the proposed transaction, all funds that must be held in escrow by us under Rule 419, as applicable, will be promptly returned to any such stockholder. All securities issued in any such offering will likewise be deposited in escrow, pending satisfaction of the foregoing conditions. This is only a brief summary of Rule 419.

Item 2. Financial Information.

Management’s Discussion and Analysis of Financial Condition and Results of Operation.

The Company was organized as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held corporation. Our principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings. The Company will not restrict our potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business.

The Company does not currently engage in any business activities that provide cash flow. The costs of investigating and analyzing business combinations, maintaining the filing of Exchange Act reports, the investigation, analyzing, and consummation of an acquisition for an unlimited period of time will be paid without recompense from additional money contributed by Richard Chiang, our sole director, officer and stockholder, or another source. Mr. Chiang’s employer, Tech Associates, Inc. has agreed to pay the company’s expenses in the form of a loan, should funds contributed by Mr. Chiang be insufficient. Funds provided by both parties are limited to expenses to maintain reporting obligations and investigation, analyzing and consummation of an acquisition pursuant to exhibits 99.1 and 99.2 as filed. Based on Mr. Chiang's resource commitment to our operations, we anticipate that we can continue as a going concern without obtaining additional working capital for five years. Tech Associates, Inc. may locate a potential acquisition target on behalf of the company should Mr. Chiang require additional assistance. Mr. Chiang is the President of Tech Associates Inc. and holds 100% ownership; his role within the organization is a consultant analyst with a primary function of reviewing growth companies and their respective business models.

                 During the next 12 months we anticipate incurring costs related to:

(i)	filing of Exchange Act reports, and

(ii)	investigating, analyzing and consummating an acquisition.
14

We anticipate that these costs may be in the range of eight to nine thousand dollars, and that we will be able to meet these costs as necessary, to be loaned to or invested in us by our stockholders, management or other investors.

The Company may consider a business which has recently commenced operations, is a developing company in need of additional funds for expansion into new products or markets, is seeking to develop a new product or service, or is an established business which may be experiencing financial or operating difficulties and is in need of additional capital. In the alternative, a business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital, but which desires to establish a public trading market for its shares, while avoiding, among other things, the time delays, significant expense, and loss of voting control which may occur in a public offering.

Our management has not had any preliminary contact or discussions with any representative of any other entity regarding a business combination with us. Any target business that is selected may be a financially unstable company or an entity in its early stages of development or growth, including entities without established records of sales or earnings. In that event, we will be subject to numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. In addition, we may effect a business combination with an entity in an industry characterized by a high level of risk, and, although our management will endeavor to evaluate the risks inherent in a particular target business, there can be no assurance that we will properly ascertain or assess all significant risks.

Our management anticipates that it will likely be able to effect only one business combination, due primarily to our limited financing, and the dilution of interest for present and prospective stockholders, which is likely to occur as a result of our management’s plan to offer a controlling interest to a target business in order to achieve a tax-free reorganization. This lack of diversification should be considered a substantial risk in investing in us, because it will not permit us to offset potential losses from one venture against gains from another.

The Company anticipates that the selection of a business combination will be complex and extremely risky. Because of general economic conditions, rapid technological advances being made in some industries and shortages of available capital, our management believes that there are numerous firms seeking even the limited additional capital that we will have and/or the perceived benefits of becoming a publicly traded corporation. Such perceived benefits of becoming a publicly traded corporation include, among other things, facilitating or improving the terms on which additional equity financing may be obtained, providing liquidity for the principals of and investors in a business, creating a means for providing incentive stock options or similar benefits to key employees, and offering greater flexibility in structuring acquisitions, joint ventures and the like through the issuance of stock. Potentially available business combinations may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

Quantitative and Qualitative Disclosures About Market Risk.

We have not utilized any derivative financial instruments such as futures contracts, options and swaps, forward foreign exchange contracts or interest rate swaps and futures. We believe that adequate controls are in place to monitor any hedging activities. We do not have any borrowings and, consequently, we are not effected by changes in market interest rates. We do not currently have any sales or own assets and operate facilities in countries outside the United States and, consequently, we are not effected by foreign currency fluctuations or exchange rate changes.  Overall, we believe that our exposure to interest rate risk and foreign currency exchange rate changes is not material to our financial condition or results of operations.

Off-Balance Sheet Arrangements

We have not entered into any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources and would be considered material to investors.

15

Item 3. Properties.

The Company neither rents nor owns any properties. The Company utilizes the office space and equipment of its management at no cost. Management estimates such amounts to be immaterial. The Company currently has no policy with respect to investments or interests in real estate, real estate mortgages or securities of, or interests in, persons primarily engaged in real estate activities.

Item 4. Security Ownership of Certain Beneficial Owners and Management.

Security ownership of certain beneficial owners.

The following tables set forth the ownership of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our director, and our executive officer and director as a group as of September 8 , 2015. The persons named have sole voting and investment power with respect to such shares. There are not any pending arrangements that may cause a change in control. However, it is anticipated that there will be one or more change of control, including adding members of management, possibly involving the private sale or redemption of our principal shareholder’s securities or our issuance of additional securities, at or prior to the closing of a business combination.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner.

Name and Address(1)	Amount and Nature of Beneficial Ownership	Percentage of Class (2)

Richard Chiang(3)	10,000,000	100%

All Officers and Directors as a group (1 person)	10,000,000	100%
_________________
(1)	The address for the person named in the table above is c/o the Company.

(2)	Based on 10,000,000 shares outstanding as of the date of this Registration Statement.

(3)	Richard Chiang is President, Chief Executive Officer, Secretary, Treasurer and Director of the Company.

This table is based upon information derived from our stock records. We believe that each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned; except as set forth above, applicable percentages are based upon 10,000,000 shares of common stock outstanding as of the date of this registration statement on Form 10.

16

Item 5. Directors and Executive Officers.

(a)  Identification of Directors and Executive Officers.

Our officers and directors and additional information concerning them are as follows:

Name	Age	Position(s)

Richard Chiang	44	President, Chief Executive Officer, Secretary, Treasurer and Director

Richard Chiang has been the President, Chief Executive Officer, Secretary, Treasurer and Director of the Company since its inception on July 27, 2015. Mr. Chiang is employed by Tech Associates, Inc., a financial advisory firm engaged in assisting emerging growth companies with capital markets consulting. From May 2012 to present, he holds the position of managing partner and sole owner of Tech Associates Inc. From February 2010 to May 2012, he was employed by Redwood Capital, Inc., a financial advisory firm engaged in cross borders transactions in China, as a Managing Director of private equity. From January 2009 to January 2010, Mr. Chiang was employed as an Associate Partner of BayPeak LLC, a financial advisor engaged in cross borders transactions in China. From 2005 to 2009, he was an independent consultant specializing in corporate and securities consulting services for small and medium sized companies. Prior to that he was a licensed National Association of Securities Dealers (NASD) Series 7 Registered Representative and held senior executive positions at Bear, Stearns & Co., Inc, Cruttenden Roth, Inc and for Wedbush Morgan Securities, Inc. Mr. Chiang has experience in several areas within the financial services industry such as securities trading, mergers and acquisitions, private wealth management, private equity and corporate finance. Mr. Chiang’s exposure in working with small and medium public companies total (20) twenty years experience. His background in the securities industry and knowledge of financial structures provide us with sufficient management experience to serve as our officer and director.

The Company’s sole officer and director, Mr. Chiang works at Tech Associates, Inc., a financial advisory firm. The term of office of each director expires at our annual meeting of stockholders or until their successors are duly elected and qualified.

The Company has no employees other than Mr. Chiang.

(b) Significant Employees. None.

(c) Family Relationships. None.

(d) Involvement in Certain Legal Proceedings.

No officer, director, or persons nominated for such positions, promoter or significant employee has been involved in the last ten years in any of the following:

•	Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

17

•	Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and

•	Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

(e) The Board of Directors acts as the Audit Committee and the Board has no separate committees. The Company has no qualified financial expert at this time because it has not been able to hire a qualified candidate. Further, the Company believes that it has inadequate financial resources at this time to hire such an expert. The Company intends to continue to search for a qualified individual for hire.

(f) Code of Ethics. We do not currently have a code of ethics.

18

Prior Blank Check Company Experience

As indicated below, members of the management also served as officers and directors of:

Name	Filing Date Registration Statement	Operating Status	SEC File Number	Pending Business Combinations	Additional Information

OZ SAFEROOMS TECHNOLOGIES, INC. (formerly) APEX 1, Inc.	June 21, 2010	Effective August 19, 2010	000-54112	On May 6, 2011, APEX 1, Inc. was sold to Andrew J. Zagorski of OZ Saferooms Technologies, Inc. for $70,000.	Richard Chiang served as president, chief executive officer, secretary, treasurer and as director until the closing of the share exchange transaction, at which time he resigned.
APEX 2, Inc.	June 6, 2011	Effective August 4, 2011	000-54430	On Oct 28, 2011, APEX 2, Inc. was sold to Martin Mobarak of MAP Universal LLC for $50,000.	Richard Chiang served as president, chief executive officer, secretary, treasurer and as director until the closing of the share exchange transaction, at which time he resigned.
US NUCLEAR CORP. (formerly) APEX 3, Inc.	March 2, 2012	Effective April 30, 2012	000-54617	On April 18, 2012, APEX 2, Inc. was sold to Robert I. Goldstein of US Nuclear Corp. for $30,000.	Richard Chiang served as president, chief executive officer, secretary, treasurer and as director until the closing of the share exchange transaction, at which time he resigned. Subsequently on May 18, 2012,Mr. Chiang was elected as a director. Mr. Chiang resigned as director on March 31, 2013.
PRIVILEGED WORLD TRAVEL CLUB, INC. (formerly) APEX 4, Inc.	June 6, 2012	Effective August 4, 2012	000-54732	On July 18, 2012, APEX 4 Inc. was sold to Gregory Lykiardopoulos for $40,000.	Richard Chiang served as president, chief executive officer, secretary, treasurer and as director until the closing of the share exchange transaction, at which time he resigned.
ENVIRONMENTAL SCIENCE AND TECHNOLOGIES, INC. (formerly) APEX 5 Inc.	July 9, 2012	Effective September 3, 2012	000-54758	On December 10, 2012, APEX 5, Inc was sold to Michael R. Rosa for $40,000.	Richard Chiang served as president, chief executive officer, secretary, treasurer and as director until the closing of the share exchange transaction, at which time he resigned.
APEX 6 Inc.	August 6, 2012	Effective October 4, 2012	000-54777	On May 13, 2013, APEX 6 Inc was sold to Eric B. Holdings Inc for $28,000.	Richard Chiang served as president, chief executive officer, secretary, treasurer and as director until the closing of the share exchange transaction, at which time he resigned.
SCANSYS INC (formerly), APEX 7 Inc.	January 8, 2013	Effective March 8, 2013	000-54874	On April 25, 2013, APEX 7 Inc was sold to David M. Ellis of ScanSys Inc. for $40,000.	Richard Chiang served as president, chief executive officer, secretary, treasurer and as director until the closing of the share exchange transaction, at which time he resigned.
BioAdaptives Inc. (formerly), APEX 8 Inc.	May 3, 2013	Effective July 1, 2013	000-54949	On June 21, 2013, APEX 8 Inc was sold to Ferris Holding Inc for $40,000.	Richard Chiang served as president, chief executive officer, secretary, treasurer and as director until the closing of the share exchange transaction, at which time he resigned.
APEX 9 Inc.	June 4, 2013	Effective August 2, 2013	000-54966	On July 17, 2013, APEX 9 Inc was sold to Ferris Holding Inc for $40,000.	Richard Chiang served as president, chief executive officer, secretary, treasurer and as director until the closing of the share exchange transaction, at which time he resigned.
APEX 10 Inc.	June 4, 2013	Effective August 2, 2013	000-54965	On May 22, 2014, APEX 10 Inc. was sold to DB Holding Inc. for $40,000.	Richard Chiang served as president, chief executive officer, secretary, treasurer and as director until the closing of the share exchange transaction, at which time he resigned.
APEX 11 Inc.	June 4, 2013	Effective August 2, 2013	000-54964	On June 5, 2015, APEX 11 Inc was sold to Ferris Holding Inc for $40,000.	Richard Chiang served as president, chief executive officer, secretary, treasurer and as director until the closing of the share exchange transaction, at which time he resigned.
SLM Technologies, Inc. (formerly) ALPINE 1 Inc.	July 3, 2013	Effective August 31, 2013	000-54993	On May 20, 2014, ALPINE 1 Inc was sold to Paul F.Mazzapica Sr. for $40,000.	Richard Chiang served as president, chief executive officer, secretary, treasurer and as director until the closing of the share exchange transaction, at which time he resigned.
VAPETEK Inc. (formerly) ALPINE 2 Inc.	July 3, 2013	Effective August 31, 2013	000-54994	On March 6, 2014, ALPINE 2 Inc was sold to AlhamBenyameen and Andy Michael Ibrahim for $20,000.	Richard Chiang served as president, chief executive officer, secretary, treasurer and as director until the closing of the share exchange transaction, at which time he resigned.
Evans Brewing Company Inc. (formerly) ALPINE 3 Inc.	July 3, 2013	Effective August 31, 2013	000-54995	On April 10, 2014, ALPINE 3 Inc was sold to The Michael J Rapport Trust for $40,000.	Richard Chiang served as president, chief executive officer, secretary, treasurer and as director until the closing of the share exchange transaction, at which time he resigned. On May 23, 2014, Mr. Chiang was elected to serve as a Director and resigned from his position from the Board of Directors on February 19, 2015.

19

Name	Filing Date Registration Statement	Operating Status	SEC File Number	Pending Business Combinations	Additional Information
Alpine 4 Automotive Technologies Ltd., (formerly) ALPINE 4 Inc.	May 8, 2014	Effective July 6, 2014	000-55205	On June 23, 2014, ALPINE 4 Inc was sold to Richard Battaglini for $40,000.	Richard Chiang served as president, chief executive officer, secretary, treasurer and as director until the closing of the share exchange transaction, at which time he resigned.
America Towne Inc., (formerly) ALPINE 5 Inc.	May 8, 2014	Effective July 6, 2014	000-55206	On June 26, 2014, ALPINE 5 Inc was sold to Yilaime Corporation for $40,000.	Richard Chiang served as president, chief executive officer, secretary, treasurer and as director until the closing of the share exchange transaction, at which time he resigned.
Hydropot Inc., (formerly) ALPINE 6 Inc.	May 8, 2014	Effective July 6, 2014	000-55207	On July 9, 2014, ALPINE 6 Inc was sold to Michael Roman and Timothy J. Rivera for $40,000.	Richard Chiang served as president, chief executive officer, secretary, treasurer and as director until the closing of the share exchange transaction, at which time he resigned.
Napa Sonoma Group Inc. (formerly) ANDES 1 Inc.	July 7, 2014	Effective September 4, 2014	000-55238	On September 26, 2014, ANDES 1 Inc was sold to Leroy D. Aday for $30,000, representing 92%.	Richard Chiang served as president, chief executive officer, secretary, treasurer and as director until the closing of the share exchange transaction, at which time he resigned. On October 17, 2014, Mr. Chiang was elected to serve as a Director. He resigned from his position as Director on December 15, 2014.
ANDES 2 Inc.	July 7, 2014	Effective September 4, 2014	000-55239	On December 8, 2014, ANDES 2 Inc was sold to Expert Capital Investments Limited for $40,000.	Richard Chiang served as president, chief executive officer, secretary, treasurer and as director until the closing of the share exchange transaction, at which time he resigned.
ANDES 3 Inc.	July 7, 2014	Effective September 4, 2014	000-55240	On February 27, 2015, ANDES 3 Inc. was sold to EliteSoft Asia SdnBhd for $40,000.	Richard Chiang served as president, chief executive officer and as director until the closing of the share exchange transaction, at which time he resigned.
ANDES 4 Inc.	February 6, 2015	Effective April 6, 2015	000-55365	On August 12, 2015, ANDES 4 Inc. was sold to Chongqing Field Development for $40,000.	Richard Chiang served as president, chief executive officer and as director until the closing of the share exchange transaction, at which time he resigned.
ANDES 5 Inc.	February 6, 2015	Effective April 6, 2015	000-55366	On April 27, 2015, ANDES 5 Inc. was sold to Hardaway Net-Works Inc., for $40,000.	Richard Chiang served as president, chief executive officer and as director until the closing of the share exchange transaction, at which time he resigned.
ANDES 6 Inc.	February 6, 2015	Effective April 6, 2015	000-55367	On July 1, 2015, ANDES 6 Inc. was sold to Robert Wiebort for $40,000 representing 99.5%.	Richard Chiang served as president, chief executive officer and as director until the closing of the share exchange transaction, at which time he resigned.
ANDES 7 Inc.	August 7, 2015	October 5, 2015	Unknown (filed today)	000-55491	Richard Chiang serves as president, chief executive officer and as director.
ANDES 8 Inc.	August 7, 2015	October 5, 2015	Unknown (filed today)	000-55492	Richard Chiang serves as president, chief executive officer and as director.
ANDES 9 Inc.	August 7, 2015	October 5, 2015	Unknown (filed today)	000-55493	Richard Chiang serves as president, chief executive officer and as director.

20

Mr. Chiang has no continuing affiliation with APEX 1 Inc.., APEX 2 Inc., Privileged World Travel Club, Inc., (formerly APEX 4 Inc.) Environmental Science and Technologies, Inc., (formerly APEX 5 Inc.) Hydropot Inc., (formerly APEX 6 Inc.) ScanSys Inc., (formerly APEX 7 Inc.), BioAdaptives Inc., (formerly APEX 8 Inc.), APEX 9 Inc, APEX 10 Inc., APEX 11 Inc, SLM Technologies, Inc., (formerly ALPINE 1 Inc.), VAPETEK Inc., (formerly ALPINE 2 Inc.), Evans Brewing Company Inc., (formerly ALPINE 3 Inc.), Alpine 4 Automotive Technologies Ltd., (formerly ALPINE 4 Inc.) America Towne Inc., (formerly ALPINE 5 Inc.) Napa Sonoma Group Inc., (formerly ANDES 1 Inc.), Mariposa Health Inc. (formerly ANDES 2 Inc.) He retains an equity interest in VAPETEK Inc., (formerly, ALPINE 2 Inc.). As previously filed on Form 8-K on January 9, 2014, Mr. Chiang purchased 125,000 shares of ScanSys Inc.(formerly APEX 7 Inc.) on December 27, 2013.

There was no affiliate or third party involvement in the sale of each company and no compensation to any such affiliate or party. Mr. Chiang received compensation in connection with the sale of each company as listed in the table section of Prior Blank Check Company Experience, but not for any business combination.

On May 6, 2011, APEX 1 Inc. was sold to Andrew J. Zagorski of OZ Saferooms Technologies, Inc. On May 20, 2011, Andrew J. Zagorski of OZ Saferooms Technologies, Inc. filed with the Secretary of State of the State of Delaware an amendment to its Certificate of Incorporation which changed the name of the Registrant from APEX 1, Inc. to OZ Saferooms Technologies, Inc. Subsequently Andrew J. Zagorski filed on behalf of OZ Saferooms Technologies, Inc. with the State of Delaware an amendment to its Certificate of Incorporation which changed the name of the Registrant back to APEX 1 Inc. on December 23, 2013. Mr. Chiang holds no interest in APEX 1 Inc. We believe from public filings that it is still a shell company, that it does not currently have a public trading market for its securities, and is currently no longer a reporting company timely in its obligations.

On October 28, 2011, APEX 2 Inc. was sold to MAP Universal LLC. Mr. Chiang holds no interest in APEX 2 Inc. We believe from public filings that it is still a shell company, that it does not currently have a public trading market for its securities, and is currently no longer a reporting company timely in its obligations.

On April 18, 2012, APEX 3 Inc. was sold to Robert I. Goldstein. On May 4, 2012, APEX 3 Inc. filed an amendment with the State of Delaware to amend to its Certificate of Incorporation to change the name from APEX 3 Inc. to US Nuclear Corp. US Nuclear filed a Form 8-K on October 14, 2013, as an operating entity and is not a shell company within the meaning of applicable securities laws. We believe from public filings that it currently a reporting company timely in its obligations and trades on the Over-the-Counter Bulletin Board under the symbol UCLE. Mr. Chiang holds an interest of 15% in US Nuclear Corp. common stock and provides consulting services.

On July 17, 2012, Gregory Lykiadopoulous was elected to the board of directors of APEX 4 Inc., subsequently on July 18, 2012; APEX 4 Inc. was sold to Gregory Lykiadopoulous. Mr. Lykiadopoulous filed with the Secretary of State of the State of Delaware an amendment on July 19, 2012 to its Certificate of Incorporation which changed the name of the Registrant from APEX 4 Inc. to Privileged World Travel Club, Inc. Privileged World Travel Club, Inc. The Company then filed a Form S-1 on September 6, 2012, which became effective on January 18, 2013. Mr. Chiang holds no interest in, or association with Privileged World Travel Club, Inc. Privileged World Travel Club, Inc. previously traded under the symbol PVCL. We believe from public filings that it is currently no longer a reporting company timely in its obligations.

21

On December 10, 2012, APEX 5, Inc was sold to Michael Rosa. Mr. Rosa filed with the Secretary of State of Delaware an amendment on December 20, 2012 to its Certificate of Incorporation which changed the name of the Registrant from APEX 5 Inc. to Environmental Science and Technologies, Inc. Environmental Science and Technologies, Inc filed an 8-K as an operating entity and is no longer a shell company within the meaning of applicable securities laws. We believe from public filings that it does not currently have a public trading market for its securities, and is currently no longer a reporting company timely in its obligations. Mr. Chiang holds no interest in or association with Environmental Science and Technologies, Inc.

On May 13, 2013, APEX 6, Inc was sold to Eric B. Holdings Inc. Mr. Chiang has does not in any form have any continuing affiliation or equity interest with APEX 6 Inc. On May 31, 2013, APEX 6 Inc filed with the Secretary of State of the State of Delaware an amendment to its Certificate of Incorporation which changed the name of the Registrant from APEX 6 Inc, to Eric B. Global Ventures Inc. There was no business combination between Eric B. Global Ventures Inc and another entity; therefore, there was no affiliate or third party involvement and no compensation in connection with any business compensation by Mr. Chiang. We believe from public filings that it is still a shell company, that it does not currently have a public trading market for its securities, and is currently no longer a reporting company timely in its obligations.

On April 25, 2013, APEX 7 Inc was sold to David M. Ellis of ScanSys Inc. Mr. Ellis filed with the Secretary of State of Delaware an amendment on May 7, 2013 to its Certificate of Incorporation which changed the name of the Registrant from APEX 7 Inc to ScanSys Inc. On June 7, 2013, ScanSys Inc filed an 8-K as an operating entity and is no longer a shell company within the meaning of applicable securities laws. Mr. Chiang purchased 125,000 shares of ScanSys Inc. on December 27, 2013. We believe from public filings that it does not currently have a public trading market for its securities, and is currently no longer a reporting company timely in its obligations.

On June 21, 2013, APEX 8 Inc was sold to Ferris Holding Inc.; Mr. Chiang does not hold any equity interest in APEX 8 Inc. There was an asset transfer that was executed by the new owner and shareholder of APEX 8 Inc. Mr. Chiang was not involved in the asset transfer and held no control over the entity. On September 25, 2013, APEX 8 Inc. filed with the Secretary of State of the State of Delaware an amendment to its Certificate of Incorporation which changed the name of the Registrant from APEX 8 Inc. to BioAdaptives, Inc. BioAdaptives, Inc. filed its Form S-1 with the U.S. Securities and Exchange Commission on December 12, 2013, and received its notice of effectiveness on January 10, 2014. BioAdaptives Inc., is currently a reporting company timely in its obligations and trades under the symbol BDPT. Mr. Chiang holds no interest in or association with BioAdaptives, Inc.

On July 17, 2013, APEX 9 Inc. was sold to Ferris Holding Inc.; Mr. Chiang does not hold any equity interest in APEX 9 Inc. We believe from public filings that it is still a shell company, that it does not currently have a public trading market for its securities, and is currently a reporting company timely in its obligations. Mr. Chiang holds no interest or association with APEX 9 Inc.

On May 22, 2014, APEX 10 Inc. was sold to DB Holding Inc. We believe from public filings that it is still a shell company, that it does not currently have a public trading market for its securities, and is currently a reporting company timely in its obligations. Mr. Chiang holds no interest or association with APEX 10 Inc.

On June 5, 2015, APEX 11 Inc was sold to Ferris Holding Inc. We believe from public filings that it is still a shell company, that it does not currently have a public trading market for its securities, and is currently a reporting company timely in its obligations. Mr. Chiang holds no interest or association with APEX 11 Inc.

On May 20, 2014, ALPINE 1 Inc was sold to Paul F. Mazzapica Sr. On May 29, 2014, the Board of Director and sole stockholder approved an amendment to the registrant’s certificate of incorporation to change the name from ALPINE 1 Inc. to SLM Technologies, Inc. We believe from public filings that it is still a shell company, that it does not currently have a public trading market for its securities, and is currently a no longer a reporting company timely in its obligations. Mr. Chiang holds no interest or association with SLM Technologies, Inc.

22

On March 6, 2014, ALPINE 2 Inc., was sold to AlhamBenyameen and Andy Michael Ibrahim. Mr. Benyameen and Mr. Ibrahim filed with the Secretary of State of the State of Delaware an amendment on March 12, 2014 to its Certificate of Incorporation which changed the name of the Registrant from ALPINE 2 Inc. to VAPETEK Inc. As of December 22, 2014, VAPETEK Inc. became an operating business entity by way of its Form 8-K and was no longer a shell company. We believe from public filings that it does not currently have a public trading market for its securities, and is currently a reporting company timely in its obligations. Mr. Chiang has no association with VAPETEK Inc., other than maintaining ownership of 350,000 shares of common stock in VAPETEK Inc.

On April 10, 2014, Evans Brewing Company Inc., (formerly ALPINE 3 Inc.) was sold to The Michael J. Rapport Trust. Michael J. Rapport Trust filed with the Secretary of State of the State of Delaware an amendment on April 15, 2014 to its Certificate of Incorporation which changed the name of the Registrant from ALPINE 3 Inc. Evans Brewing Company Inc. We believe from public filings that it is still a shell company, that it does not currently have a public trading market for its securities, and is currently a reporting company timely in its obligations. He resigned from the Board of Directors of Evans Brewing Company Inc. on February 19, 2015. Through Tech Associates Inc., Mr. Chiang holds 30,000 shares of common stock in Evans Brewing Company Inc. He has no other association with the Company.

On June 23, 2014, ALPINE 4 Inc., was sold to Richard Battaglini. On June 27, 2014, the Board of Director and sole stockholder approved an amendment to the registrant’s certificate of incorporation to change the name from ALPINE 4 Inc. to Alpine 4 Inc Automotive Technologies Ltd. We believe from public filings that it is still a shell company, does not currently have a public trading market for its securities, and is currently a reporting company timely in its obligations. Mr. Chiang had a consulting agreement with Alpine 4 Automotive Technologies Ltd. this agreement was terminated by Mr. Chiang on August 5, 2014. Mr. Chiang does not hold any equity interest in Alpine 4 Inc Automotive Technologies Ltd. or any association with the Company.

On June 26, 2014, ALPINE 5 Inc., was sold to Yilaime Corporation. On June 27, 2014, the majority stockholder approved an amendment to the registrant’s certificate of incorporation to change the name from ALPINE 5 Inc. to America Towne Inc. Mr. Chiang holds no interest or association with America Towne Inc. We believe from public filings that it is no longer a shell company, it does not currently have a public trading market for its securities, and is currently a reporting company timely in its obligations. He had a consulting agreement with America Towne Inc. which was terminated by Mr. Chiang on September 4, 2014

On July 9, 2014, ALPINE 6 Inc was sold to Michael Roman and Timothy J. Rivera. On July 9, 2014, the majority stockholders approved an amendment to the registrant’s certificate of incorporation to change the name from ALPINE 6 Inc. to Hydropot Inc. Mr. Chiang holds no equity interest in, or continuing association with Hydropot Inc. We believe from public filings that it is still a shell company, that it does not currently have a public trading market for its securities, and is currently a reporting company timely in its obligations.

On September 26, 2014, ANDES 1 Inc., was sold to Leroy D. Aday. Mr. Chiang maintains a 10% equity ownership in the Company. On October 9, 2014, the Board of Directors and majority stockholder approved an amendment to the registrant’s certificate of incorporation to change the name from ANDES 1 Inc to Napa Sonoma Group Inc. On October 17, 2014, Mr. Chiang was elected as a director of the Company. Mr. Chiang had a consulting agreement with Napa Sonoma Group Inc which was terminated by Mr. Chiang on December 15, 2014, on that same date, he resigned his position as a director. We believe from public filings that it is still a shell company, that it does not currently have a public trading market for its securities, and is currently no longer a reporting company timely in its obligations.

On December 8, 2014, ANDES 2 Inc was sold to Expert Capital Investments Limited. Mr. Chiang holds no equity interest in, or continuing association with ANDES 2 Inc, now known as Mariposa Health Inc. We believe from public filings that it is still a shell company, that it does not currently have a public trading market for its securities, and is currently a reporting company timely in its obligations.

On February 27, 2015, ANDES 3 Inc. was sold to EliteSoft Asia SdnBhd. Mr. Chiang holds no equity interest in ANDES 3 Inc. As of May 1, 2015, Mr. Chiang provides consulting services to the Company. We believe from public filings that it is still a shell company, that it does not currently have a public trading market for its securities, and is currently a reporting company timely in its obligations.

23

On July 27, 2015, ANDES 4 Inc. entered into a Share Purchase Agreement with Chongqing Field Development with the transaction to close on August 12, 2015. On August 12, 2015, ANDES 4 Inc. was sold to Chongqing Field Development. As of the date of this filing, it is still a shell company, it does not currently have a public trading market for its securities, and is currently a reporting company timely in its obligations.

On April 27, 2015, ANDES 5 Inc. was sold to Hardaway Net-Works Inc. Mr. Chiang holds no equity interest in ANDES 5 Inc. As of May 1, 2015, Mr. Chiang provides consulting services to the Company and on May 8, 2015, ANDES 5 Inc. amended their Certificate of Incorporation and changed their name to Vortronnix Technologies Inc. We believe from public filings that it is still a shell company, that it does not currently have a public trading market for its securities, and is currently a reporting company timely in its obligations.

On July 1, 2015, ANDES 6 Inc. was sold to Robert Wiebort. Mr. Chiang holds an equity interest of 50,000 shares of common stock in ANDES 6 Inc., which is now known as Star Vending Services Corp. As of July 1, 2015, Mr. Chiang provides consulting services to the Company and on July 13, 2015, ANDES 6 Inc. amended their Certificate of Incorporation and changed their name to Star Vending Services Corp. We believe from public filings that it is still a shell company, that it does not currently have a public trading market for its securities, and is currently a reporting company timely in its obligations.

We believe as of September 8, 2015, the date of this amendment , that: APEX 1 Inc., APEX 2 Inc., APEX 9 Inc, APEX 10 Inc, APEX 11 Inc., Hydropot Inc., (formerly ALPINE 6 Inc.), Napa Sonoma Group Inc. (formerly ANDES 1 Inc), Mariposa Health Inc. (formerly ANDES 2 Inc), EliteSoft Global Inc. (formerly ANDES 3 Inc.), ANDES 4 Inc., Vortronnix Technologies Inc. (formerly ANDES 5 Inc.), and Star Vending Services Corp (formerly ANDES 6 Inc.), have not consummated any business combinations and are currently timely in their reporting obligations. Evans Brewing Company Inc., (formerly ALPINE 3 Inc.) and Alpine 4 Automotive Technologies Ltd (formerly ALPINE 4 Inc.) are in the process of consummating a business combination via Form S-4 and have each filed their respective disclosure statements with the Securities and Exchange Commission. We believe from public filings that APEX 1 Inc., APEX 2 Inc., Privileged World Travel Club, Inc (formerly APEX 4 Inc), Environmental Science and Technologies, Inc. (formerly APEX 5 Inc.), Eric B. Global Ventures Inc, (formerly APEX 6 Inc.) ScanSys Inc (formerly APEX 7 Inc), SLM Technologies Inc., (formerly ALPINE 1 Inc), and Napa Sonoma Group Inc. (formerly ANDES 1 Inc), are currently no longer reporting companies timely in its reporting obligations. We also believe that as of the date of this filing, there is no public trading market for APEX 1 Inc., APEX 2 Inc, Environmental Science and Technologies, Inc. (formerly APEX 5 Inc.), Eric B. Global Ventures Inc, (formerly APEX 6 Inc.) ScanSys Inc., (formerly APEX 7 Inc), APEX 9 Inc, APEX 10 Inc, APEX 11 Inc., SLM Technologies Inc, (formerly ALPINE 1 Inc), VAPETEK Inc. (formerly ALPINE 2 Inc),, Evans Brewing Company Inc. (formerly ALPINE 3 Inc), Alpine 4 Automotive Technologies Ltd. (formerly ALPINE 4 Inc),, America Towne Inc., (formerly ALPINE 5 Inc),.,Hydropot Inc. (formerly ALPINE 6 Inc), Napa Sonoma Group (formerly ANDES 1 Inc), Inc., ANDES 2 Inc., EliteSoft Global Inc. (formerly ANDES 3 Inc.), ANDES 4 Inc., Vortronnix Technologies Inc. (formerly ANDES 5 Inc), and Star Vending Services Corp (formerly ANDES 6 Inc.) There is a public trading market for Formosa Liberty Corp, which was previously known as Privileged World Travel Club, Inc.,(formerly APEX 4 Inc.) Privileged World Travel Club, Inc., originally traded under the ticker symbol PVCL on the OTC Pink Sheets and subsequently amended its name to Formosa Liberty Corp and its ticker symbol to FLIB. BioAdaptives Inc. (formerly APEX 8 Inc.), trades under the symbol BDPT, and US Nuclear Corp trades under the symbol UCLE, both on the Over-the-Counter Bulletin Board.

Item 6. Executive Compensation.

No officer or director has received any compensation from the Company since the inception of the Company. Until the Company acquires additional capital, it is not anticipated that any officer or director will receive compensation from the Company other than reimbursement for out-of-pocket expenses incurred on behalf of the Company. Our officer and director intend to devote very limited time to our affairs.

The Company has no stock option, retirement, pension, or profit sharing programs for the benefit of directors, officers or other employees, but our sole officer and director may recommend adoption of one or more such programs in the future.

24

There are no understandings or agreements regarding compensation our management will receive after a business combination that is required to be disclosed.

The Company does not have a standing compensation committee or a committee performing similar functions, since the Board of Directors has determined not to compensate the officer and director until such time that the Company completes a reverse merger or business combination.

Item 7. Certain Relationships and Related Transactions, and Director Independence.

On July 27, 2015,the Company issued 10,000,000 restricted shares of its common stock to Richard Chiang in exchange for services he rendered on behalf of the company, including paying out of pocket for expenses relating to, incorporation fees, annual resident agent fees in the State of Delaware and developing our business concept and plan. The company does not expect to reimburse Mr. Chiang for these expenses at any future date. All shares were considered issued at their par value ($.0001 per share). Mr. Chiang, the sole officer and director of the Company, is the sole shareholder of the Company. With respect to the sales made to Mr. Chiang, the Company relied upon Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”)

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Richard Chiang	2015	n/a	n/a	10,000,000 shares of restricted common stock	n/a	n/a	n/a	n/a	n/a

Richard Chiang, the Company’s sole officer and director (its original incorporator), has paid all expenses incurred by the Company, which includes only resident agent fees, basic state and local fees and taxes. On a going forward basis, Mr. Chiang has committed to taking responsibility for all expenses incurred by the Company through the date of completion of a business transaction described in Item 1 of this Form 10. Mr. Chiang’s employer, Tech Associates Inc. has agreed to pay the company’s expenses in the form of a loan, should funds contributed by Mr. Chiang be insufficient. Tech Associates Inc may locate a potential acquisition target on behalf of the company should Mr. Chiang require additional assistance.

Richard Chiang is involved in other business activities and may, in the future, become involved in other business opportunities that become available. Mr. Chiang’s other business activities may compete with time commitments allocated toward the Company. A potential conflict may arise if Mr. Chiang’s other business activities coincide with an event of the Company. Mr. Chiang may face a conflict in selecting between the Company and his other business interests. There can be no assurances made that in the event Mr. Chiang's other business activities or opportunities come into conflict, that it will not diminish, or impact his role with the Company. The Company has not formulated a policy for the resolution of such conflicts. Mr. Chiang has intentions of organizing additional blank-check companies in the future. No specific time or date has been established, however.

25

Except as otherwise indicated herein, there have been no other related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 and Item 407(a) of Regulation S-K.

Corporate Governance and Director Independence.

The Company has not:

•	established its own definition for determining whether its directors and nominees for directors are “independent” nor has it adopted any other standard of independence employed by any national securities exchange or inter-dealer quotation system, though our current director would not be deemed to be “independent” under any applicable definition given that he is an officer of the Company; nor

•	established any committees of the board of directors.

Given the nature of the Company’s business, its limited stockholder base and the current composition of management, the board of directors does not believe that the Company requires any corporate governance committees at this time. The board of directors takes the position that management of a target business will establish committees that will be suitable for its operations after the Company consummates a business combination.

As of the date hereof, the entire board serves as the Company’s audit committee.

Item 8. Legal Proceedings.

There are presently no material pending legal proceedings to which the Company is a party or as to which any of its property is subject, and no such proceedings are known to the Company to be threatened or contemplated against it.

Item 9. Market Price of and Dividends on the Company’s Common Equity and Related Stockholder Matters.

(a) Market Information.

The Company’s common stock does not trade, nor is it admitted to quotation, on any stock exchange or other trading facility. Management has no present plan, proposal, arrangement or understanding with any person with regard to the development of a trading market in any of our securities. We cannot assure you that a trading market for our common stock will ever develop. The Company has not registered its class of common stock for resale under the blue sky laws of any state and current management does not anticipate doing so. The holders of shares of common stock, and persons who may desire to purchase shares of our common stock in any trading market that might develop in the future, should be aware that significant state blue sky law restrictions may exist which could limit the ability of stockholders to sell their shares and limit potential purchasers from acquiring our common stock.

The Company is not obligated by contract or otherwise to issue any securities and there are no outstanding securities which are convertible into or exchangeable for shares of our common stock, furthermore, there are currently no outstanding warrants on any of our securities. All outstanding shares of our common stock are “restricted securities,” as that term is defined under Rule 144 promulgated under the Securities Act of 1933, because they were issued in a private transaction not involving a public offering. Accordingly, none of the outstanding shares of our common stock may be resold, transferred, pledged as collateral or otherwise disposed of unless such transaction is registered under the Securities Act of 1933 or an exemption from registration is available. In connection with any transfer of shares of our common stock other than pursuant to an effective registration statement under the Securities Act of 1933, the Company may require the holder to provide to the Company an opinion of counsel to the effect that such transfer does not require registration of such transferred shares under the Securities Act of 1933.

Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, shell companies, like us, unless the following conditions are met:

26

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934;

•	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

•	at least one year has elapsed from the time that the issuer filed current comprehensive disclosure with the SEC reflecting its status as an entity that is not a shell company.

Neither the Company nor its officer and director has any present plan, proposal, arrangement, understanding or intention of selling any unissued or outstanding shares of common stock in the public market subsequent to a business combination.

Nevertheless, in the event that a substantial number of shares of our common stock were to be sold in any public market that may develop for our securities subsequent to a business combination, such sales may adversely affect the price for the sale of the Company’s common stock securities in any such trading market. We cannot predict what effect, if any, market sales of currently restricted shares of common stock or the availability of such shares for sale will have on the market prices prevailing from time to time, if any.

(b) Holders.

As of September 8 , 2015 there was one (1) record holder of an aggregate of 10,000,000 shares of our Common Stock issued and outstanding.

(c) Dividends.

 The Company has not paid any cash dividends to date and does not anticipate or contemplate paying dividends in the foreseeable future. It is the present intention of management to utilize all available funds for the development of the Company’s business.

(d) Securities Authorized for Issuance under Equity Compensation Plans.

                  None.

Item 10. Recent Sales of Unregistered Securities.

Since inception, the Company has issued and sold the following securities without the benefit of registration under the Securities Act of 1933, as amended:

Issuances Pursuant to Section 4(2) of the Securities Act of 1933:

On July 27, 2015, the day of its incorporation, the Company issued an aggregate of 10,000,000 restricted shares of its common stock to Richard Chiang in exchange for incorporation fees and annual resident agent fees in the State of Delaware and developing our business concept and plan.

We relied upon Section 4(2) of the Securities Act of 1933, as amended for the above issuances. We believed that Section 4(2) was available because:

•	None of these issuances involved underwriters, underwriting discounts or commissions;
27

•	We placed restrictive legends on all certificates issued;

•	No sales were made by general solicitation or advertising;

•	Sales were made only to accredited investors

In connection with the above transactions, we provided the following to all investors:

•	Access to all our books and records.

•	Access to all material contracts and documents relating to our operations.

•	The opportunity to obtain any additional information, to the extent we possessed such information, necessary to verify the accuracy of the information to which the investors were given access.

The Company’s Board of Directors has the power to issue any or all of the authorized but unissued Common Stock without stockholder approval. The Company currently has no commitments to issue any shares of common stock. However, the Company will, in all likelihood, issue a substantial number of additional shares in connection with a business combination. Since the Company expects to issue additional shares of common stock in connection with a business combination, existing stockholders of the Company may experience substantial dilution in their shares. However, it is impossible to predict whether a business combination will ultimately result in dilution to existing shareholders. If the target has a relatively weak balance sheet, a business combination may result in significant dilution. If a target has a relatively strong balance sheet, there may be little or no dilution.

Item 11. Description of Registrant’s Securities to be Registered.

Authorized Capital Stock

The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, par value $.0001 per share, (the "Common Stock"),of which there are 10,000,000 issued and outstanding, and 5,000,000 shares of Preferred Stock, (the “Preferred Stock”) par value $.0001 per share, of which none have been designated or issued. The following summarized the important provisions of the Company’s capital stock.

Common Stock

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available. In the event of a liquidation, dissolution or winding up of the company, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities.

Holders of common stock have no preemptive rights to purchase the Company’s common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

28

Preferred Stock

The Board of Directors is authorized to provide for the issuance of shares of preferred stock in series and, by filing a certificate pursuant to the applicable law of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the shareholders. Any shares of preferred stock so issued would have priority over the common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our Company without further action by the shareholders and may adversely affect the voting and other rights of the holders of common stock. At present, we have no plans to neither issue any preferred stock nor adopt any series, preferences or other classification of preferred stock.

The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock. Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of our stockholders, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The Board of Directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or stock exchange rules. We have no present plans to issue any preferred stock.

Dividends

We have not paid any dividends on our common stock and do not presently intend to pay cash dividends prior to the consummation of a business combination. The payment of cash dividends in the future, if any, will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to consummation of a business combination, if any. The payment of any dividends subsequent to a business combination, if any, will be within the discretion of our then existing board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, the board of directors does not anticipate paying any cash dividends in the foreseeable future.

Trading of Securities in Secondary Market

The Company presently has 10,000,000 shares of common stock issued and outstanding, all of which are “restricted securities,” as that term is defined under Rule 144 promulgated under the Securities Act, in that such shares were issued in private transactions not involving a public offering.

Following a business combination, a target company will normally wish to list its common stock for trading in one or more United States markets. The target company may elect to apply for such listing immediately following the business combination or at some later time.

In order to qualify for listing on the Nasdaq SmallCap Market, a company must have at least (i) net tangible assets of $4,000,000 or market capitalization of $50,000,000 or net income for two of the last three years of $750,000; (ii) public float of 1,000,000 shares with a market value of $5,000,000; (iii) a bid price of $4.00; (iv) three market makers; (v) 300 shareholders and (vi) an operating history of one year or, if less than one year, $50,000,000 in market capitalization. For continued listing on the Nasdaq SmallCap Market, a company must have at least (i) net tangible assets of $2,000,000 or market capitalization of $35,000,000 or net income for two of the last three years of $500,000; (ii) a public float of 500,000 shares with a market value of $1,000,000; (iii) a bid price of $1.00; (iv) two market makers; and (v) 300 shareholders.

29

If, after a business combination, we do not meet the qualifications for listing on the Nasdaq SmallCap Market, we may apply for quotation of our securities on the Over-the-Counter Bulletin Board. We will require a market-maker to apply for the quotation of our common stock on the Over-the-Counter Bulletin Board, but there can be no assurances that a market-maker or quotation will be obtained. In certain cases we may elect to have our securities initially quoted in the “pink sheets” published by the OTC Markets Group, Inc. On April 7, 2000, the Securities and Exchange Commission issued a clarification with regard to the reporting status under the Securities Exchange Act of 1934 of a non-reporting company after it acquired a reporting “blank check” company. This letter clarified the Commission’s position that such Company would not be a successor issuer to the reporting obligation of the “blank check” company by virtue of Exchange Act Rule 12g-3(a), because the definition of "succession," according to the SEC, requires "the direct acquisition of the assets comprising a going business," and that a ""blank check" company did not seem to satisfy these criteria."

Therefore, as a result of the letter, the Company intends that any merger it undertakes would not be deemed a "back door" registration since it would remain the reporting company and the Company that it merges with would not become a successor issuer to its reporting obligations by virtue of Commission Rule 12g-3(a). A "back door" registration is used to describe the way a formerly non-reporting company first presents disclosure in a Commission filing about itself after completion of a Rule 12g-3(a) transaction, or after it acquired a reporting “blank check" company, such as the Company. Because the information is filed under cover of Form 8-K rather than Form 10, it has been referred to in this way.

Rules 504, 505 and 506 of Regulation D

The Commission is of the opinion that Rule 504 of Regulation D regarding exemption for limited offerings and sales of securities not exceeding $1,000,000 is not available to blank check companies. However, Rules 505 and 506 of Regulation D are available.

We have considered the possible need and intend to issue shares prior to any business combination relying on the exemption provided under Regulation D of The Securities Act of 1933 as the need arises to complete a business combination, to retain a consultant, finder or other professional to locate and investigate a potential target company or for any other requirement we deem necessary and in the interest of our shareholders. We do not intend to conduct a registered offering of our securities at this time. We have taken no action in furtherance of any offering of any securities at this time as our only activities since inception have been limited to organizational efforts, obtaining initial financing, and preparing a registration statement on Form 10 to file with the Securities and Exchange Commission.

Transfer Agent

We presently serve as our own transfer agent and registrar for our common stock.

(b) Debt Securities.  None.

(c) Other Securities to be Registered. None.

Item 12. Indemnification of Directors and Officers.

The Delaware General Corporation provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys’ fees incurred in connection with the defense or settlement of such actions and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, agreement, and a vote of stockholders or disinterested directors or otherwise.

30

Our Certificate of Incorporation provides that it will indemnify and hold harmless, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, each person that such section grants us the power to indemnify.

The Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

–	any breach of the director’s duty of loyalty to the corporation or its stockholders;

–	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

–	payments of unlawful dividends or unlawful stock repurchases or redemptions; or

–	any transaction from which the director derived an improper personal benefit.

Our Certificate of Incorporation provides that, to the fullest extent permitted by applicable law, none of our directors will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this provision will be prospective only and will not adversely affect any limitation, right or protection of a director of our company existing at the time of such repeal or modification.

31

Item 13.  Financial Statements and Supplementary Data.

We set forth below a list of our audited financial statements included in this Registration Statement on Form 10*.

(i) Balance Sheet as of July 31, 2015

(ii) Statement of Operations for the period from inception (July 27, 2015) through July 31, 2015

(iii) Statement of Changes in Stockholders’ Equity for the period from inception (July 27, 2015) through July 31, 2015

(iv) Statement of Cash Flows for the period from inception (July 27, 2015) through July 31, 2015

(v) Notes to Financial Statements

*The financial statements follows page 33 to this Registration Statement on Form 10.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

There are not and have not been any disagreements between the Company and its accountants on any matter of accounting principles, practices or financial statement disclosure.

Item 15. Financial Statements and Exhibits.

(a) Financial Statements.

The financial statements and related notes are included as part of this Form 10 registration statement as indexed in the appendix on page F-1 through F-11.

 (b) Exhibits.

			Incorporated by reference
Exhibit	Exhibit Description	Filed herewith	Form	Period ending	Exhibit	Filing date
3.1	Certificate of Incorporation		10-12G		3.1	8/7/2015
3.2	By-Laws		10-12G		3.2	8/7/2015
4.1	Specimen Stock Certificate		10-12G		4.1	8/7/2015
99.1	Funding Agreement between the Company and Richard Chiang, dated July 27, 2015		10-12G		99.1	8/7/2015
99.2	Loan Funding Agreement between the Company and Tech Associates, Inc., dated July 27, 2015		10-12G		99.2	8/7/2015

32

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: September 8 , 2015		ANDES 9 INC.

	By:	/s/ Richard Chiang
Richard Chiang, President, Chief Executive Officer, Secretary, Treasurer and Director

33

ANDES 9 Inc.

FINANCIAL STATEMENTS

AS OF JULY 31, 2015
AND FOR THE PERIOD FROM JULY 27, 2015
(DATE OF INCEPTION) TO JULY 31, 2015

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholder of ANDES 9 Inc.

We have audited the accompanying balance sheet of ANDES 9 Inc. (the “Company” ) as of July 31, 2015, and the related statements of operations, changes in stockholders’ equity and cash flows for the period from July 27, 2015 (Inception) through July 31, 2015. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of July 31, 2015 and the results of its operations and its cash flows for the period from July 27, 2015 (Inception) through July 31, 2015 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 3, the Company has had no revenues and has an accumulated deficit since inception.  These conditions, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 1 to the financial statements, which include the raising of additional equity financing. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Anton & Chia, LLP
Newport Beach, California
August 7, 2015

F-2

ANDES 9 Inc.
Balance Sheet

As of July 31, 2015
ASSETS
Current Assets

Cash	$-

Total Current Assets	-

TOTAL ASSETS	$-

LIABILITIES & STOCKHOLDERS’ EQUITY

Current Liabilities

Accrued expense	$-

Total Current Liabilities	-

TOTAL LIABILITIES	-

Stockholders’ Equity

Preferred stock, ($.0001 par value, 5,000,000 shares authorized; none issued and outstanding.)	-

Common stock ($.0001 par value, 100,000,000 shares authorized; 10,000,000 shares issued and outstanding as of July 31, 2015)	1,000

Accumulated Deficit	(1,000)

Total Stockholders’ Equity	-

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$-

The accompanying notes are an integral part of these financial statements.

F-3

ANDES 9 Inc.
Statement of Operations

July 27, 2015 (inception) through July 31, 2015

Revenues	$-

General & Administrative expenses	1,000

Net Loss	$(1,000)

Basic loss per share	$(0.00)

Weighted average number of common shares outstanding	10,000,000

The accompanying notes are an integral part of these financial statements.

F-4

ANDES 9 Inc.
Statement of Changes in Stockholders’ Equity
From July 27, 2015 (inception) through July 31, 2015

Common Stock	Common Stock Amount	Additional Paid-in Capital	Deficit Accumulated During Development Stage	Total

July 27, 2015(inception) Shares issued for services at $.0001 per share	10,000,000	1,000	-	-	1,000

Net loss	-	-	-	(1,000)	(1,000)

Balance, July 31, 2015	10,000,000	1,000	-	(1,000)	-

The accompanying notes are an integral part of these financial statements.

F-5

ANDES 9 Inc.
Statement of Cash flows

July 27, 2015 (inception) through July 31, 2015

CASH FLOWS FROM OPERATING ACTIVITIES

Net Loss	$(1,000)
Adjustment to reconcile net loss to net cash used in operating activities:
Shares issued for services	1,000

Net cash provided by (used in) operating activities	-

Net increase (decrease) in cash	-

Cash at beginning of year	-

Cash at end of year	-

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

Interest paid	-

Income taxes paid	-

The accompanying notes are an integral part of these financial statements.

F-6

ANDES 9 Inc.
Notes to Financial Statements
For the Period from July 27, 2015 (inception) to July 31, 2015

NOTE 1.   ORGANIZATION AND DESCRIPTION OF BUSINESS

ANDES 9Inc. (the “Company”) was incorporated under the laws of the State of Delaware on July 27, 2015 and has been inactive since inception. The Company intends to serve as a vehicle to effect an asset acquisition, merger, exchange of capital stock or other business combination with a domestic or foreign business.

NOTE 2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting Method

The Company’s financial statements are prepared using the accrual method of accounting. The Company has elected a fiscal year ending on December 31.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. In the opinion of management, all adjustments necessary in order to make the financial statements not misleading have been included. Actual results could differ from those estimates.

Cash Equivalents

The Company considers all highly liquid investments with maturity of three months or less when purchased to be cash equivalents. The Company had no cash & cash equivalents as of July 31, 2015 .

Income Taxes

Income taxes are provided in accordance with Statement of Financial Accounting Standards ASC 740 Accounting for Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry forwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. There were no current or deferred Income tax expenses or benefits due to the Company not having any material operations for period ended July 31, 2015.

Basic Earnings (Loss) per Share

In February 1997, the FASB issued ASC 260, “Earnings per Share”, which specifies the computation, presentation and disclosure requirements for earnings (loss) per share for entities with publicly held common stock. ASC 260 supersedes the provisions of APB No. 15, and requires the presentation of basic earnings (loss) per share and diluted earnings (loss) per share. The Company has adopted the provisions of ASC 260 effective (inception).

F-7

Basic net loss per share amounts is computed by dividing the net income by the weighted average number of common shares outstanding. Diluted earnings per share are the same as basic earnings per share due to the lack of dilutive items in the Company.

Recent Accounting Pronouncements

On June 12, 2015, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (ASU) No. 2015-10—Technical Corrections and Improvements. The amendments in this Update cover a wide range of Topics in the Codification. The amendments in this Update represent changes to make minor corrections or minor improvements to the Codification that are not expected to have a significant effect on current accounting practice or create a significant administrative cost to most entities. This Accounting Standards Update is the final version of Proposed Accounting Standards Update 2014-240—Technical Corrections and Improvements, which has been deleted. Transition guidance varies based on the amendments in this Update. The amendments in this Update that require transition guidance are effective for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2015. Early adoption is permitted, including adoption in an interim period. All other amendments will be effective upon the issuance of this Update. Management is in the process of assessing the impact of this ASU on the Company's financial statements.

On May 21, 2015, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (ASU) No. 2015-09—Financial Services—Insurance (Topic 944): Disclosures about Short-Duration Contracts. The objectives of the amendments in this Update are to increase transparency of significant estimates made in measuring the liability for unpaid claims and claim adjustment expenses, improve comparability through consistently disclosed information, and provide financial statements users with information to facilitate analysis of the amount, timing, and uncertainty of cash flows arising from contracts issued by insurance entities and the development of loss reserve estimates. For public business entities, effective for annual periods beginning after December 15, 2015, and interim periods within annual periods beginning after December 15, 2016. For all other entities, effective for annual periods beginning after December 15, 2016, and interim periods within annual periods beginning after December 15, 2017. Management is in the process of assessing the impact of this ASU on the Company's financial statements.

On May 12, 2015, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (ASU) No. 2015-08—Business Combinations (Topic 805): Pushdown Accounting: Amendments to SEC Paragraphs Pursuant to Staff Accounting Bulletin No. 115. This Accounting Standards Update amends various SEC paragraphs pursuant to the issuance of Staff Accounting Bulletin No. 115. The amendments are effective upon issuance (May 12, 2015). Management is in the process of assessing the impact of this ASU on the Company's financial statements.

On May 1, 2015, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (ASU) No. 2015-07—Fair Value Measurement (Topic 820): Disclosures for Investments in Certain Entities That Calculate Net Asset Value per Share (or Its Equivalent). Topic 820, Fair Value Measurement, permits a reporting entity, as a practical expedient, to measure the fair value of certain investments using the net asset value per share of the investment. Currently, investments valued using the practical expedient are categorized within the fair value hierarchy on the basis of whether the investment is redeemable with the investee at net asset value on the measurement date, never redeemable with the investee at net asset value, or redeemable with the investee at net asset value at a future date. To address the diversity in practice related to how certain investments measured at net asset value with future redemption dates are categorized, the amendments in this Update remove the requirement to categorize investments for which fair values are measured using the net asset value per share practical expedient. It also limits disclosures to investments for which the entity has elected to measure the fair value using the practical expedient. This Accounting Standards Update is the final version of Proposed Accounting Standards Update EITF-14B—Fair Value Measurement—Disclosures for Investments in Certain Entities that Calculate Net Asset Value per Share (or Its Equivalent) (Topic 820), which has been deleted. Effective for public business entities for fiscal years beginning after December 15, 2015, and interim periods within those fiscal years. For all other entities, the amendments in this Update are effective for fiscal years beginning after December 15, 2016, and interim periods within those fiscal years. A reporting entity should apply the amendments retrospectively to all periods presented. The retrospective approach requires that an investment for which fair value is measured using the net asset value per share practical expedient be removed from the fair value hierarchy in all periods presented in an entity’s financial statements. Earlier application is permitted. Management is in the process of assessing the impact of this ASU on the Company's financial statements.

F-8

On April 30, 2015, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (ASU) No. 2015-06—Earnings Per Share (Topic 260): Effects on Historical Earnings per Units of Master Limited Partnership Dropdown Transactions. Under Topic 260, Earnings Per Share, master limited partnerships (MLPs) apply the two-class method to calculate earnings per unit (EPU) because the general partner, limited partners, and incentive distribution rights holders each participate differently in the distribution of available cash. When a general partner transfers (or “drops down”) net assets to a master limited partnership and that transaction is accounted for as a transaction between entities under common control, the statements of operations of the master limited partnership are adjusted retrospectively to reflect the dropdown transaction as if it occurred on the earliest date during which the entities were under common control. The amendments in this Update specify that for purposes of calculating historical EPU under the two-class method, the earnings (losses) of a transferred business before the date of a dropdown transaction should be allocated entirely to the general partner interest, and previously reported EPU of the limited partners would not change as a result of a dropdown transaction. Qualitative disclosures about how the rights to the earnings (losses) differ before and after the dropdown transaction occurs also are required. This Accounting Standards Update is the final version of Proposed Accounting Standards Update EITF-14A—Earnings Per Share—Effects on Historical Earnings per Unit of Master Limited Partnership Dropdown Transactions (Topic 260), which has been deleted. Effective for fiscal years beginning after December 15, 2015, and interim periods within those fiscal years. Earlier application is permitted. The amendments in this Update should be applied retrospectively for all financial statements presented. Management is in the process of assessing the impact of this ASU on the Company's financial statements.

On April 15, 2015, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (ASU) No. 2015-05—Intangibles—Goodwill and Other—Internal-Use Software (Subtopic 350-40): Customer’s Accounting for Fees Paid in a Cloud Computing Arrangement. The objective of the amendments in this Update is to address the concerns of stakeholders that the lack of guidance about a customer’s accounting for fees in a cloud computing arrangement leads to unnecessary cost and complexity when evaluating the accounting for those fees, as well as some diversity in practice. The amendments in this Update will help entities evaluate the accounting for fees paid by a customer in a cloud computing arrangement by providing guidance as to whether an arrangement includes the sale or license of software. This Accounting Standards Update is the final version of Proposed Accounting Standards Update 2014-230—Intangibles—Goodwill and Other—Internal-Use Software (Subtopic 350-40), which has been deleted. Effective for annual periods, including interim periods within those annual periods, beginning after December 15, 2015. For all other entities, the amendments will be effective for annual periods beginning after December 15, 2015, and interim periods in annual periods beginning after December 15, 2016. Early adoption is permitted for all entities. Management is in the process of assessing the impact of this ASU on the Company's financial statements.

On April 15, 2015, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (ASU) No. 2015-04—Compensation—Retirement Benefits (Topic 715): Practical Expedient for the Measurement Date of an Employer’s Defined Benefit Obligation and Plan Assets. The amendments in this Update would provide a practical expedient for employers with fiscal year-ends that do not fall on a month-end by permitting those employers to measure defined benefit plan assets and obligations as of the month-end that is closest to the entity's fiscal year-end. This Accounting Standards Update is the final version of Proposed Accounting Standards Update 2014-260—Compensation—Retirement Benefits (Topic 715), which has been deleted. Effective for public business entities for financial statements issued for fiscal years beginning after December 15, 2015, and interim periods within those fiscal years. For all other entities, the amendments in this Update are effective for financial statements issued for fiscal years beginning after December 15, 2016, and interim periods within fiscal years beginning after December 15, 2017. Earlier application is permitted. Management is in the process of assessing the impact of this ASU on the Company's financial statements.

On April 7, 2015, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (ASU) No. 2015-03—Interest—Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs. To simplify presentation of debt issuance costs, the amendments in this Update would require that debt issuance costs be presented in the balance sheet as a direct deduction from the carrying amount of debt liability, consistent with debt discounts or premiums. The recognition and measurement guidance for debt issuance costs would not be affected by the amendments in this Update. This Accounting Standards Update is the final version of Proposed Accounting Standards Update 2014-250—Interest—Imputation of Interest (Subtopic 835-30), which has been deleted. For public business entities, the amendments in this Update are effective for financial statements issued for fiscal years beginning after December 15, 2015, and interim periods within those fiscal years. For all other entities, the amendments in this Update are effective for financial statements issued for fiscal years beginning after December 15, 2015, and interim periods within fiscal years beginning after December 15, 2016. Early adoption of the amendments in this Update is permitted for financial statements that have not been previously issued. Management is in the process of assessing the impact of this ASU on the Company's financial statements.

F-9

On February 18, 2015, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (ASU) No. 2015-02—Consolidation (Topic 810): Amendments to the Consolidation Analysis. The amendments in this Update affect reporting entities that are required to evaluate whether they should consolidate certain legal entities. All legal entities are subject to reevaluation under the revised consolidation model. Specifically, the amendments: (1) Modify the evaluation of whether limited partnerships and similar legal entities are variable interest entities (VIEs) or voting interest entities; (2) Eliminate the presumption that a general partner should consolidate a limited partnership; (3) Affect the consolidation analysis of reporting entities that are involved with VIEs, particularly those that have fee arrangements and related party relationships; and (4) Provide a scope exception from consolidation guidance for reporting entities with interests in legal entities that are required to comply with or operate in accordance with requirements that are similar to those in Rule 2a-7 of the Investment Company Act of 1940 for registered money market funds. This Accounting Standards Update is the final version of Proposed Accounting Standards Update 2011-220—Consolidation (Topic 810), which has been deleted. Effective for public business entities for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2015. For all other entities, the amendments in this Update are effective for fiscal years beginning after December 15, 2016, and for interim periods within fiscal years beginning after December 15, 2017. Early adoption is permitted, including adoption in an interim period. If an entity early adopts the amendments in an interim period, any adjustments should be reflected as of the beginning of the fiscal year that includes that interim period. A reporting entity may apply the amendments in this Update using a modified retrospective approach by recording a cumulative-effect adjustment to equity as of the beginning of the fiscal year of adoption. A reporting entity also may apply the amendments retrospectively. Management is in the process of assessing the impact of this ASU on the Company's financial statements.

In January 2015, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (ASU) No. 2015-01—Income Statement—Extraordinary and Unusual Items (Subtopic 225-20): Simplifying Income Statement Presentation by Eliminating the Concept of Extraordinary Items. The objective of this Update is to simplify the income statement presentation requirements in Subtopic 225-20 by eliminating the concept of extraordinary items. Extraordinary items are events and transactions that are distinguished by their unusual nature and by the infrequency of their occurrence. Eliminating the extraordinary classification simplifies income statement presentation by altogether removing the concept of extraordinary items from consideration. This Accounting Standards Update is the final version of Proposed Accounting Standards Update 2014-220—Income Statement—Extraordinary Items (Subtopic 225-20), which has been deleted. Effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2015. A reporting entity may apply the amendments prospectively. A reporting entity also may apply the amendments retrospectively to all prior periods presented in the financial statements. Early adoption is permitted provided that the guidance is applied from the beginning of the fiscal year of adoption. The effective date is the same for both public business entities and all other entities. Management is in the process of assessing the impact of this ASU on the Company's financial statements.

NOTE 3.  GOING CONCERN

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not established any source of revenue to cover its operating costs. The Company will engage in very limited activities without incurring any liabilities that must be satisfied in cash until a source of funding is secured. The Company will offer noncash consideration and seek equity lines as a means of financing its operations. If the Company is unable to obtain revenue producing contracts or financing or if the revenue or financing it does obtain is insufficient to cover any operating losses it may incur, it may substantially curtail or terminate its operations or seek other business opportunities through strategic alliances, acquisitions or other arrangements that may dilute the interests of existing stockholders. For the period from July 27, 2015 (inception) to July 31, 2015, the Company incurred net loss and accumulated deficit of $1,000, no cash flow from operating activities, and no working capital deficit. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

F-10

NOTE 4. RELATED PARTY TRANSACTIONS

An officer and director of the Company has performed services for the Company during the period the value of which was $1,000, in exchange for 10,000,000 shares of common stock.

NOTE 5.   SHAREHOLDER’S EQUITY

Upon formation, the Board of Directors issued 10,000,000 shares of common stock for $1,000 in services to the founding shareholder of the Company.

The stockholders’ equity section of the Company contains the following classes of capital stock as of July 31, 2015:

•	Common stock, $ 0.0001 par value: 100,000,000 shares authorized; 10,000,000 shares issued and outstanding

•	Preferred stock, $ 0.0001 par value: 5,000,000 shares authorized; but not issued and outstanding.

F-11